EXHIBIT 99.1


                             [GRAPHIC OMITTED]

                        FOR ADDITIONAL INFORMATION:
                            Media Relations:           Investor Relations:
                            Jim Vitak                  Daragh Porter
                            (614) 790-3715             (859) 815-3825
                            jevitak@ashland.com        dlporter@ashland.com

                           FOR IMMEDIATE RELEASE
                             September 14, 2006

ASHLAND INC. DECLARES SPECIAL CASH DIVIDEND;
AUTHORIZES ADDITIONAL SHARE REPURCHASE PROGRAM

     COVINGTON, Ky. -- The board of directors of Ashland Inc. (NYSE: ASH) today declared a special cash dividend of $10.20 per share that will be payable on October 25, 2006, to shareholders of record as of October 10, 2006. The specific consequences of stock trades made in the period between the record and payable dates are detailed later in this release.

     The Ashland board also authorized the repurchase of up to an additional 7 million shares of the company's common stock, to be made from time to time in the open market. Repurchases under this new authorization may also be made under a rule 10b5-1 stock trading plan, which permits the company to repurchase stock during "blackout" periods.

     On June 30, 2005, Ashland made certain representations of intent to the Internal Revenue Service with respect to stock repurchases as part of the transfer of Ashland's interest in Marathon Ashland Petroleum LLC to Marathon Oil Corporation. The actions taken by Ashland's board today are consistent with those representations. Following the completion of the newly announced share repurchase program, Ashland will have purchased almost 20 percent of the shares outstanding on June 30, 2005.

     "This special dividend and additional share repurchase authorization demonstrate Ashland's commitment to building value for our shareholders," said James J. O'Brien, Ashland chairman and chief executive officer. "Perhaps more important, we expect to drive shareholder value by managing our businesses for growth and improved efficiency, while carefully examining the landscape for acquisitions."

                                  - more -

Ashland Inc. - Covington, Ky. - 41012-0391 - (859) 815-3333 - www.ashland.com

ASHLAND INC. DECLARES SPECIAL CASH DIVIDEND, PG. 2

     Substantially all of the after-tax proceeds from the sale of Ashland Paving And Construction, Inc. were used to fund the completion of the January 25, 2006, share repurchase authorization, and will be used to fund the additional 7-million-share repurchase authorization and the special cash dividend. After-tax proceeds, after adjustment for changes in working capital and certain other accounts, are estimated to total $1.28 billion.

     Because of the magnitude of the special cash dividend, the New York Stock Exchange has determined that the ex-dividend date will be October 26, 2006, the business day following the payable date for the special cash dividend. Ashland shareholders of record on the October 10, 2006, record date who subsequently sell their shares of common stock through the payable date for the special dividend will also be selling their right to receive such dividend. The special cash dividend is expected to be taxable to shareholders at the dividend tax rate and will not be considered a return of capital. Shareholders are encouraged to consult with their financial advisors regarding the circumstances of their individual tax situation.

     Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four wholly owned divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

                                    -0-


FORTUNE 500 is a registered trademark of Time Inc.

FORWARD-LOOKING STATEMENTS
This news release contains statements related to future events and expectations and, as such, constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Ashland believes its expectations are based on reasonable assumptions, these forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The risks, uncertainties and assumptions which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005, and in other reports and filings with the Securities and Exchange Commission, which are available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland expressly disclaims any duty to update or revise forward-looking statements.